1: IPALCO Enterprises, Inc. 2007 10-K Exhibit 3.2

Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

IPALCO ENTERPRISES, INC.

ARTICLE I.

OFFICES

Section 1. The registered office of the Corporation required by the Indiana Business Corporation Law (the "Corporation Law"), to be maintained in the State of Indiana shall be in the City of Indianapolis, County of Marion, State of Indiana.  The Corporation may also have offices at such other places both within and without the State of Indiana as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

SHAREHOLDERS

Section 1. Time and Place of Meetings.  All meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Indiana, as shall be designated by the Board of Directors.  In the absence of a designation of a place for any such meeting by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

Section 2. Annual Meetings.  An annual meeting of shareholders shall be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.  The date of the annual meeting shall be determined by the Board of Directors.

Section 3. Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chief Executive Officer, by the President, by the Chairman of the Board and shall be called by the Board of Directors if the Secretary receives written, dated and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least twenty-five percent (25%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.  If the Secretary receives one (1) or more proper written demands for a special meeting of shareholders entitled to make such demand.

Section 4. Notice of Meetings.  Written notice of each meeting of the shareholders stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by the President, or by the Secretary at the direction of the President or the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  In the event of a special meeting of shareholders required to be called as the result of a demand therefor made by shareholders, such notice shall be given no later than the sixtieth (60th) day after the Corporation's receipt of the demand requiring the meeting to be called.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

Any shareholder entitled to receive notice may at any time waive notice of any meeting by a writing executed and delivered to the Corporation for inclusion in the minutes or filing with the Corporate records.  Attendance by a shareholder at any meeting (a) waives objection to lack of notice of defective notice of the meeting, unless the shareholder or his or her proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his or her proxy objects to considering the matter when it is presented.  If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.

Section 5. Quorum  The holders of record of a majority of the shares issued and outstanding and entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on the matter at all meetings of the shareholders for the transaction of business, except as otherwise provided by the Corporation Law or by the Articles of Incorporation.  Action may be taken at a shareholders' meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present.  Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 6. Voting.  Except as otherwise provided in the Corporation Law or in the Articles of Incorporation, at all meetings of the shareholders, each shareholder shall be entitled to vote, in person or by proxy, each share owned by such shareholder of record on the record date for the meeting and that is still outstanding at the time of the meeting.  Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the Corporation Law or in the Articles of Incorporation.  When a quorum is present as to a matter to be considered at any meeting, action on such matter (other than the election of Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, except as the Articles of Incorporation or the Corporation Law require a greater number of affirmative votes.  Directors shall be elected by a plurality of the votes properly cast.

Section 7. Informal Action by Shareholders.  Unless otherwise provided by the Corporation Law or by the Articles of Incorporation, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote on the action, and is delivered to the Corporation for inclusion in the minutes or filings with the corporate records.

Section 8. Proxies.  At all meetings of shareholders, a shareholder may vote in person or vote by proxy which is executed by the shareholder or his duly authorized attorney-in-fact.  Such proxy shall be filed with the Secretary or other person authorized to tabulate votes at any time prior to the commencement of the meeting.  No proxy shall be valid after eleven months from the date of its execution unless a larger period is expressly provided in the proxy.

ARTICLE III.

DIRECTORS

Section 1. General Powers.  The business and affairs of the Corporation shall be managed and controlled by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

Section 2. Number, Qualification and Tenure.  The Board of Directors of the Corporation shall consist of not less than three (3) members and not more than twelve (12) members, as may be determined by the Board of Directors from time to time.  Within the limits above specified, the number of directors shall be determined from time to time by resolution of the Board of Directors.  The directors shall be elected at the annual meeting of the shareholders, except as provided in the Articles of Incorporation or Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified or until his earlier death, disqualification, resignation or removal from office.  Any decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

Section 3. Vacancies and Newly Created Directorships.  Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by the appointment of a majority of the directors then in office (even though less than a quorum), and each director so appointed shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until the earlier death, disqualification, resignation or removal from office of such director.

Section 4. Independent Director.

(a)  The Corporation shall have at all times one individual who is an Independent Director (as defined below).  If the Independent Director resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the directors shall be taken until a successor Independent Director is appointed and qualified and approves such action.

(b)  Notwithstanding any other provision of these By-laws and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the prior unanimous consent of the Board of Directors, including the Independent Director, do any of the following: (i) make a general assignment for the benefit of creditors; (ii) file a voluntary petition in bankruptcy; (iii) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (iv) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of it or of its assets or any substantial portion thereof; or (v) seek, consent to or acquiesce in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets.  With regard to any action contemplated by the preceding sentence, or with regard to any action taken or determination made at any time when the Corporation is insolvent, each director will owe its primary fiduciary duty to the Corporation (including the creditors of the Corporation).

(c)  For purposes of these By-laws of the Corporation, "Independent Director" shall mean, with respect to the Corporation, a director who is not, and within the last five years was not (except solely by virtue of such person's serving as, or affiliation with any other person serving as, an independent director of The AES Corporation ("Parent") or any of its affiliates), (i) a stockholder, member, partner, director, officer, employee, affiliate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit in any form whatever from, or any person that has provided any service in any form whatever to, or any major creditor (or any affiliate of any major creditor) of, the Parent or any of its affiliates, or (ii) any person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability corporation interests or any partnership interests, as applicable, of the Parent or any of its affiliates, or of any major creditor (or any affiliate of any major creditor) of any of the foregoing, or a stockholder, member, partner, director, officer, employee, affiliate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit in any form whatever from, or any person that has provided any service in any form whatever to, such beneficial owner or any of such beneficial owner's affiliates, or (iii) a member of the immediate family of any person described above; provided that the indirect or beneficial ownership of stock through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Director.  For purposes of this definition, "major creditor" shall mean a natural person or business entity to which the Parent or any of its affiliates has outstanding indebtedness for borrowed money or credit on open account in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Director adversely to the interests of the Corporation when the interests of that person or entity are adverse to those of the Corporation.

Section 5. Directors' Duties.  The directors, including the Independent Director, will act in good faith in accordance with the terms of the organizational documents and applicable law, and make decisions with respect to the business and operations of the Corporation independent of, and not dictated by, the Parent, or any other affiliate thereof, and any director shall bear a fiduciary duty to the Corporation (including its creditors).

Section 6. Place of Meetings.  The Board of Directors may hold meetings, both regular and special, either within or without the State of Indiana.

Section 7. Meetings.  The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the shareholders without any notice being given.  Other regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may designate from time to time.  No notice of regular meetings need be given, other than by announcement at the immediately preceding regular meeting.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or a majority of the Board of Directors.  Notice of any special meeting of the Board shall be given at least two days prior thereto, either in writing, or telephonically if confirmed promptly in writing, to each director at the address shown for such director on the records of the Corporation.

Section 8. Waiver of Notice; Business and Purpose.  Notice of any meeting of the Board of Directors may be waived in writing at any time if such waiver is signed by the person or persons entitled to such notice and filed with the minutes or corporate records.  A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting, unless specifically required by the Corporation Law.

Section 9. Quorum and Voting.  At all meetings of the Board of Directors a majority of the total number of directors then in office immediately before the meeting begins shall constitute a quorum for the transaction of business.  The act of a majority of the directors present at any meeting at which there is a quorum present when a vote is taken shall be the act of the Board of Directors, unless the act of a greater number is required by the Corporation Law or by the Articles of Incorporation or By-Laws.

Section 10. Organization.  The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors.  If the Chairman of the Board is not elected or if elected, is not present, the Vice Chairman, if any, or, if no such Vice Chairman is present, a director chosen by a majority of the directors present, shall act as chairman at such meeting of the Board of Directors.

Section 11. Committees.  The Board of Directors, by resolution adopted by a majority of the whole Board, may designate two or more directors to constitute an Executive Committee.  The Board of Directors, by resolution adopted by a majority of the whole Board, may create one or more other committees and appoint two or more directors to serve on such committee or committees.  Each director appointed to serve on any such committee shall serve at the pleasure of the Board, unless the resolution designating the respective committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until his respective successor is designated.  The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional directors as alternate members of any committee to serve as members of such committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of such committee.  In the absence or disqualification of a member and all alternate members designated to serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place and stead of such absent or disqualified member.

The Executive Committee may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors, and any other committee may exercise the power and authority of the Board of Directors to the extent specified by the resolution designating such committee, or the Articles of Incorporation or these By-laws; provided, however, that no committee may take any action that is expressly required by the Corporation Law or the Articles of Incorporation or these By-laws to be taken by the Board of Directors and not by a committee thereof.  Each committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of each committee shall be reported to the Board of Directors at the next meeting of the Board.

Except to the extent inconsistent with the resolutions creating a committee, Sections 6, 7, 8, 9, 12, 13 and 15 of Article III of these By-Laws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and telephone participation in meetings of the Board of Directors, apply to each committee and its members as well.

Section 12. Action without Meeting.  Unless otherwise specifically prohibited by the Articles of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, execute a consent thereto in writing setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 13. Attendance by Telephone.  Members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board of Directors or such committee, as the case may be, through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can simultaneously hear each other.  Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

Section 14. Compensation.  By resolution of the Board of Directors, irrespective of any personal interest of any of the members thereof, the directors may be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at meetings or a stated salary as directors, payable in cash or securities.  These payments shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 15. Presumption of Assent.  A director who is present at a meeting of the Board of Directors or any committee thereof when corporate action is taken shall be deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting (or promptly upon his arrival) to holding such meeting or transacting business at such meeting; (2) his dissent or abstention from the action taken is entered in the minutes of such meeting; or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the Secretary immediately after the adjournment of such meeting.  The right of dissent or abstention is not available to a director who votes in favor of the action taken.

ARTICLE IV.

OFFICERS

Section 1. Enumeration.  The officers of the Corporation shall be chosen by the Board of Directors and shall include a President and a Secretary. The Board of Directors may also elect a Chairman of the Board, a Vice Chairman, a Chief Executive Officer, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it may deem appropriate.  Any number of offices may be held by the same person.

Section 2. Term of Office.  The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal from office.  Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.  Any vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 3. Chief Executive Officer.  The Chief Executive Officer of the Corporation, if elected, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive officer of a business corporation or as may be prescribed by the Board of Directors.

Section 4. President. During any period when there shall be an office of Chief Executive Officer, the President shall be the chief operating officer of the Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chief Executive Officer.  During any period when there shall not be an office of Chief Executive Officer, the President shall be the chief executive officer of the Corporation, and, as such, shall have the functions, authority and duties provided for the Chief Executive Officer.

Section 5. Vice President.  The Vice President or, if there shall be more than one, each Vice President, in the absence of the President or in the event of the President's inability or refusal to act (and if there be no Chief Executive Officer), shall have the authority to perform the duties of the President, subject to such limitations thereon as may be imposed by the Board of Directors, and such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President.

Section 6. Secretary.  The Secretary shall:  (a) keep a record of all proceedings of the shareholders, the Board of Directors and any committees thereof in one of more books provided for that purpose; (b) give, or cause to be given, all notices that are required by law or these By-laws to be given by the Secretary; (c) be custodian of the corporate records and, if the Corporation has a corporate seal, of the seal of the Corporation; (d) have authority to affix the seal of the Corporation to all instruments the execution of which requires such seal and to attest such affixing of the seal; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (f) sign, with the Chief Executive Officer, if any, or President or any Vice President, or any other officer thereunto authorized by the Board of Directors, any certificates for shares of the Corporation, or any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed by the signature of more than one officer; (g) have general charge of the share transfer books of the Corporation; (h) have authority to certify as true and correct copies of the By-laws, or resolutions of the shareholders, the Board of Directors and committees thereof, and of other documents of the Corporation; and (i) in general, perform the duties incident to the office of secretary and such other duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer or the President.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

Section 7. Assistant Secretary.  The Assistant Secretary, or if there shall be more than one, each Assistant Secretary in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, shall have the authority to perform the duties of the Secretary, subject to such limitations thereon as may be imposed by the Board of Directors, and such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the President or the Secretary.

Section 8. Chief Financial Officer.  Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the principal accounting and financial officer of the Corporation.  The Chief Financial Officer shall:  (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; and (b) perform the duties incident to the office of Chief Financial Officer and such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive officer or the President.

Section 9. Treasurer.  The Treasurer shall:  (a) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (b) perform the duties incident to the office of treasurer and such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer.  The Treasurer may sign with the Chief Executive Officer, if any, or the President, or any Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may determine.

Section 10. Assistant Treasurer.  The Assistant Treasurer, or if there shall be more than one, each Assistant Treasurer, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, shall have the authority to perform the duties of the Treasurer, subject to such limitations thereon as may be imposed by the Board of Directors, and such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the President or the Treasurer.

Section 11. Other Officers and Agents.  Any officer or agent who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-laws shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President.

ARTICLE V.

CERTIFICATES FOR SHARES

Section 1. Form.  The shares of the Corporation shall be represented by certificates; provided, however, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's shares shall be uncertificated shares.  Each certificate for shares shall be consecutively numbered or otherwise identified.  Certificates representing shares in the Corporation shall be signed by or in the name of the Corporation by the Chief Executive Officer or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.  Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of one or more officers of the Corporation may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

Section 2. Transfer.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction in its share book.

Section 3. Replacement.  In case of the loss, destruction, mutilation or theft of a certificate representing shares of the Corporation, a new certificate may be issued upon the surrender of the mutilated certificate or, in the case of loss, destruction or theft of a certificate, upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe.  The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents and registrars, if any, against any claim that may be made against them or any of them with respect to the certificate alleged to have been lost, destroyed or stolen.

ARTICLE VI.

SEPARATENESS

Section 1. Funds, Assets and Accounts.  The funds and other assets of the Corporation shall not be commingled with those of any other entity, and the Corporation shall maintain its accounts separate from any other person or entity.

Section 2. Liability for Debts and Name.  The Corporation shall not hold itself out as being liable for the debts of any other entity, and shall conduct its own business in its own name.

Section 3. Action through Agents and Identity.  The Corporation shall act solely in its own name and through its duly authorized directors, officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity or assets with which they are concerned.

Section 4. Separate Records. The Corporation shall maintain separate records, books of account and financial statements, and shall not commingle its records and books of account with the records and books of account of any other entity.

Section 5. Formalities.  The Corporation shall observe in all material respects all formalities required by its organizational documents and applicable law.

Section 6. Capitalization.  The Corporation shall at all times ensure that its capitalization is adequate in light of its business and purpose.

Section 7. Debts of Affiliates.  Subject to the last sentence of this Section 7, (i) neither the Parent nor any affiliate of the Parent (other than the Corporation) shall guaranty, become liable on or hold itself out as being liable for the debts of the Corporation; (ii) the Corporation shall not guarantee or become obligated for the debts of the Parent or any affiliate thereof (other than the Corporation), or otherwise hold out its credit as being available to satisfy the obligations of the Parent or any affiliate thereof (other than the Corporation); (iii) the Corporation shall not pledge its assets for the benefit of Parent or any of its affiliates;  (iv) the Corporation shall not make loans or advances to Parent or any of its affiliates, and shall not acquire obligations or securities of the Parent or any affiliate thereof (other than the Corporation), other than the settlement of purchase contracts with respect to any Premium Income Equity Securities or similar securities issued by the Corporation.  Notwithstanding the foregoing, the Corporation may take any action otherwise prohibited under this Section 7 if such action is taken with respect to its own subsidiaries, and its own subsidiaries may take any action otherwise prohibited under this Section 7 if such action is taken with respect to the Corporation.

Section 8. Payment of Liabilities.  The Corporation shall pay its own liabilities out of its own funds.

Section 9. Arm's Length Relationship with Affiliates.  The Corporation shall maintain an arm's-length relationship with its affiliates.

Section 10. Overhead and Office Space.  The Corporation shall allocate fairly and reasonably any overhead for office space shared with the Parent or any affiliate thereof.

Section 11. Separate Business Forms.  The Corporation shall use its own separate stationery, invoices, checks and other business forms.

Section 12. Correction of Misunderstandings.  The Corporation shall correct any known misunderstanding regarding its separate identity.

ARTICLE VII.

GENERAL PROVISIONS

Section 1. Fiscal Year.  The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

Section 2. Corporation Seal.  The corporate seal, if any, of the Corporation shall be in such form as may be approved from time to time by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 3. Notices and Mailing.  Except as otherwise provided in the Corporation Law, the Articles of Incorporation or these By-laws, all notices required to be given by any provision of these By-laws shall be deemed to have been given (i) when received, if given in person, (ii) on the date of acknowledgment of receipt, if sent by telex, facsimile or other wire transmission, (iii) one day after delivery, properly addressed, to a reputable courier for same day or overnight delivery, or (iv) five days after being deposited, properly addressed, in the U.S. mail, certified or registered mail, postage prepaid.

Section 4. Waiver of Notice. Except as otherwise set forth in the Corporation Law, the Articles of Incorporation or these By-Laws, whenever any notice is required to be given under the Corporation Law or the provisions of the Articles of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 5. Interpretation.  In these By-laws, unless a clear contrary intention appears, the singular number includes the plural number and vice versa, and reference to either gender includes the other gender.

ARTICLE VIII.

AMENDMENTS

Unless the power to make, alter, amend or repeal these By-laws is reserved to the shareholders by the Articles of Incorporation, these By-laws, including any By-law adopted by the shareholders, may be made, altered, amended or repealed by the shareholders or the Board of Directors, provided, that (i) the unanimous consent of the Board of Directors, including the Independent Director, shall be required to alter, amend or repeal (a) Section 4 and Section 5 of Article III hereof; (b) Article VI hereof; and (c) this Article VIII; and (ii) subject to paragraph (i) above, the fact that the power to make, alter, amend or repeal these By-laws has been conferred upon the Board of Directors shall not divest the shareholders of the same powers.